Exhibit 10.2
December 31, 2008
Stephen Hamilton
Vice-President – Finance
Lighting Science Group Corporation
2100 McKinney Avenue, Suite 1555
Dallas, TX 75201
Re: Satisfaction of our outstanding invoices
Dear Mr. Hamilton:
This letter sets forth our understanding of the terms upon which Lighting Science Group Corporation (“LSG”) has agreed to satisfy payment of our outstanding invoices and unbilled services in the amount of $410,000.00 (the “Amount Due”) for services rendered to LSG during July–December, 2008. The Amount Due includes amounts payable pursuant to the invoices itemized in Exhibit A attached hereto and $51,655.29 representing our estimated unbilled services rendered through December 31, 2008.
You have advised us that LSG has through action of its board of directors authorized creation of a series C preferred stock (the “Preferred Stock”) having the rights and preferences set forth in Exhibit B attached hereto, and a warrant to purchase shares of common stock of LSG (the “Warrant”) in the form set forth in Exhibit C attached hereto. The Preferred Stock and Warrant will be issued today and we will be the record holder of the Preferred Stock and Warrant effective today. On or about January 5, 2009 LSG will deliver to our firm a stock certificate representing 32,157 shares of the Preferred Stock (the “Preferred Shares”) and the Warrant.
LSG confirms that (1) it will not register the Preferred Stock under section 12 of the Securities Exchange Act of 1934, and (2) it has received independent counsel with respect to the transaction contemplated by this letter. We confirm that we are acquiring the Preferred Stock and Warrant for our own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of the Preferred Stock or Warrant (including the shares of Common stock underlying the Warrant), except pursuant to sales registered or exempted under the Securities Act of 1933, as amended.

Stephen Hamilton, Vice-President – Finance
December 31, 2008
Page Two
Please sign in the place set forth below a copy of this letter, and it will then become an agreement between us on the terms set forth above. Signatures may be on separate counterparts.
Sincerely,
/s/ Gregory Samuel
Gregory Samuel
For Haynes and Boone, LLP
Accepted and agreed to this 31st day of December, 2008
Lighting Science Group Corporation

By: Name:	/s/ Stephen Hamilton Stephen Hamilton
Title:	Vice-President – Finance

Exhibit A
Invoices

Exhibit B

Exhibit C